Security Agreement

     This Security Agreement (as it may be amended, this "Agreement") is entered into on April 24, 1997 between NATIONSCREDIT COMMERCIAL CORPORATION, THROUGH ITS NATIONSCREDIT COMMERCIAL FUNDING DIVISION ("Lender"), having an address at 1177 Avenue of the Americas, 36th Floor, New York, New York 10036 and NORTHWEST TELEPRODUCTIONS/KANSAS CITY, INC. ("Guarantor"), whose chief executive office is located at 4000 West 76th Street, Minneapolis, Minnesota 55435 ("Guarantor's Address"). Schedule A to this Agreement is an integral part of this Agreement and is incorporated herein by reference.

                               W I T N E S S E T H

     WHEREAS, Lender has entered or is about to enter into certain financing arrangements with NORTHWEST TELEPRODUCTIONS, INC., a Minnesota corporation, NORTHWEST TELEPRODUCTIONS/CHICAGO, INC., a Minnesota corporation and SOUTHWEST TELEPRODUCTIONS, INC., a Texas corporation (collectively, "Borrowers") pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Guarantor has executed and delivered or is about to execute and deliver to Lender a guarantee in favor of Lender pursuant to which Guarantor absolutely and unconditionally guarantees to Lender the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrowers to Lender; and

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        DEFINITIONS.

As used in this Agreement, the following terms have the following meanings:

          1.1 "Account" means any right to payment for Goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

          1.2 "Account Debtor" means the obligor on an Account or Chattel Paper.

          1.3 "Affiliate" means, with respect to any Person, a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise.

          1.4 "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.).

          1.5 "Borrowers" has the meaning set forth in the heading to the Agreement.

          1.6 "Business Day" means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

          1.7 "Chattel Paper" has the meaning set forth in the UCC.

          1.8 "Collateral" means all of Guarantor's property and interests in property in or upon which a security interest or other Lien is granted pursuant to this Agreement or the other Loan Documents.

          1.9 "Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

          1.10 "Deposit Account" has the meaning set forth in the UCC.

          1.11 "Document" has the meaning set forth in the UCC.

          1.12 "Equipment" means all Goods which are used or bought for use primarily in business (including farming or a profession) or by a Person who is a non-profit organization or governmental subdivision or agency and which are not Inventory, farm products or consumer goods, including all machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies and jigs, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to, or spare parts for, any of the foregoing.

          1.13 "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

          1.14 "Event of Default" has the meaning set forth in Section 6.1.

          1.15 "General Intangibles" has the meaning set forth in the UCC, and includes all books and records pertaining to the Collateral and other business and financial records in the possession of Guarantor or any other Person, inventions, designs, drawings, blueprints, patents, patent applications, trademarks, trademark applications (other than "intent to use" applications until a verified statement of use is filed with respect to such applications) and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, causes of action and other rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, internet addresses, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, letters of credit, banker's acceptances and guaranties, computer programs, discs, tapes and tape files in the possession of Guarantor or any other Person, claims under guaranties, security interests or other security held by or granted to Guarantor, all rights to indemnification and all other intangible property of every kind and nature.

          1.16 "Goods" means all things which are movable at the time the security interest attaches or which are fixtures (other than money, Documents, Instruments, Investment Property, Accounts, Chattel Paper, General Intangibles, or minerals or the like (including oil and gas) before extraction), including standing timber which is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, and growing crops.

          1.17 "Guarantor's Address" has the meaning set forth in the heading to the Agreement.

          1.18 "Instrument" has the meaning set forth in the UCC.

          1.19 "Inventory" means all Goods held for sale or lease or furnished or to be furnished under contracts of service, including all raw materials, work in process, finished goods, goods in transit and materials and supplies which are or might be used or consumed in a business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such Goods, and all products of the foregoing, and shall include interests in goods represented by Accounts, returned, reclaimed or repossessed goods and rights as an unpaid vendor.

          1.20 "Investment Property" shall mean all of Guarantor's securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts and commodity accounts.

          1.21 "Lender" has the meaning set forth in the heading to the Agreement.

          1.22 "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including rights of sellers under conditional sales contracts or title retention agreements and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, Guarantor shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          1.23 "Loan Agreements" shall mean the Loan and Security Agreements of even date herewith executed by Lender and each of the Borrowers in favor of Lender.

          1.24 "Loan Documents" means this Agreement, the Loan Agreements and all notes, guaranties, security agreements, certificates, landlord's agreements and all other agreements, documents and instruments now or hereafter executed or delivered by Guarantor, Borrowers or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

          1.25 "Obligations" means all present and future obligations, liabilities, guaranties, covenants, duties and indebtedness at any time owing by Guarantor to Lender, whether evidenced by this Agreement or any note or other instrument or document, whether direct or indirect (including those acquired by assignment), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, and any other sums chargeable to Guarantor under this Agreement.

          1.26 "Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than Guarantor.

          1.27 "Permitted Liens" means: (i) purchase money security interests in specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 2(a) of Schedule A; (ii) leases of specific items of Equipment in an aggregate amount not to exceed the limit set forth in
     Section  2(b) of Schedule A; (iii) Liens for taxes not yet due and payable;
     (iv) additional Liens which are fully subordinate to the security interests of Lender and are consented to in writing by Lender; (v) security interests being terminated concurrently with the execution of this Agreement; (vi) Liens of materialmen, mechanics, warehousemen or carriers arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (i) or (ii) above; provided, that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Lender will have the right to require, as a condition to its consent under clause (iv) above, that the holder of the additional Lien sign an intercreditor agreement in form and substance satisfactory to Lender, in its sole discretion, acknowledging that the Lien is subordinate to the security interests of Lender, and agreeing not to take any action to enforce its subordinate Lien so long as any Obligations remain outstanding, and that Guarantor agrees that any uncured default in any obligation secured by the subordinate Lien shall also constitute an Event of Default under this Agreement.

          1.28 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

          1.29 "Released Parties" has the meaning set forth in Section 5.1.

          1.30 "Sale" has the meaning set forth in Section 6.2.

          1.31 "Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.

          1.32 "UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York.

     All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the UCC, to the extent such terms are defined therein. The term "including," whenever used in this Agreement, shall mean "including but not limited to." The singular form of any term shall include the plural form, and vice versa, when the context so requires. References to Sections, subsections and Schedules are to Sections and subsections of, and Schedules to, this Agreement. All references to agreements and statutes shall include all amendments thereto and successor statutes in the case of statutes.

2.        SECURITY INTEREST.

          2.1 To secure the full payment and performance of all of the Obligations when due, Guarantor hereby grants to Lender a continuing security interest in all of Guarantor's property and interests in property, whether tangible or intangible, now owned or in existence or hereafter acquired or arising, wherever located, including Guarantor's interest in all of the following: (i) all Accounts, Chattel Paper, Instruments, Documents, Goods (including Inventory, Equipment, farm products and consumer goods), Investment Property, General Intangibles, Deposit Accounts and money, (ii) all proceeds and products of all of the foregoing (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties for loss or any destruction of any of the foregoing) and (iii) all books and records relating to any of the foregoing.

3.        ADMINISTRATION.

          3.1 Power of Attorney. Guarantor hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at any time (whether or not a Default or Event of Default has occurred and is continuing, except as expressly provided below), at
     Lender's option, but without obligation, with or without notice to Guarantor, and at Guarantor's expense, to do any or all of the following, in Guarantor's name or otherwise: (i) execute on behalf of Guarantor any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interests in the Collateral, to exercise a right of Guarantor or Lender, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements and continuation financing statements, and amendments thereto, as Lender shall deem necessary or appropriate) and to file as a financing statement any copy of this Agreement or any financing statement signed by Guarantor; (ii) if Guarantor fails to do so promptly after Lender's request, execute on behalf of Guarantor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (iii) execute on behalf of Guarantor any invoices relating to any Accounts, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, assignment or satisfaction of mechanic's, materialman's or other Lien; (iv) receive and otherwise take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; (v) endorse Guarantor's name on all checks and other forms of remittances received by Lender; (vi) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (vii) after the occurrence of a Default or Event of Default, grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
     (viii) pay any sums required on account of Guarantor's taxes or to secure the release of any Liens therefor; (ix) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 4.10; (x) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xi) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, Guarantor to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and (xii) after the occurrence of a Default or Event of Default, change the address for delivery of Guarantor's mail and receive and open all mail addressed to Guarantor. Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate set forth in the Loan Agreements. Guarantor agrees that Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of Guarantor.

          3.2 Access to Collateral, Books and Records. At reasonable times, and on one (1) Business Day's notice prior to the occurrence of a Default or an Event of Default, and at any time and with or without notice after the occurrence and during the continuance of a Default or an Event of Default, Lender or its agents shall have the right to inspect the Collateral, and the right to examine and copy Guarantor's books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or examination, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, attorneys and participants, and pursuant to any subpoena or other legal process. Guarantor agrees to give Lender access to any or all of Guarantor's premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Guarantor's expense and the charge therefor shall be $650 per person per day (or such higher amount as shall represent Lender's then current standard charge), plus reasonable out-of-pockets expenses. Lender may, at Guarantor's expense, use Guarantor's personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Guarantor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Guarantor's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Guarantor. Guarantor will not enter into any agreement with any accounting firm, service bureau or third party to store Guarantor's books or records at any location other than Guarantor's Address without first obtaining Lender's written consent (which consent may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement).

4.        REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, Guarantor represents, warrants and covenants as follows:

          4.1 Existence and Authority. Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Guarantor is qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Guarantor. The execution, delivery and performance by Guarantor of this Agreement has been duly and validly authorized, does not violate Guarantor's articles or certificate of incorporation, by-laws or other organizational documents, or any law or any agreement or instrument or any court order which is binding upon Guarantor or its property, does not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon Guarantor or its property, and does not require the consent of any Person. This Agreement has been duly executed and delivered by, and is enforceable against, Guarantor, in accordance with its terms.

          4.2 Name; Trade Names and Styles. The name of Guarantor set forth in the heading to this Agreement is its correct and complete legal name. Listed in Schedule A are all prior names of Guarantor and all of Guarantor's present and prior trade names. Guarantor shall give Lender at least thirty (30) days' prior written notice before changing its name or doing business under any other name. Guarantor has complied with all laws relating to the conduct of business under a fictitious business name. Guarantor represents and warrants that (i) each trade name does not refer to another corporation or other legal entity; (ii) all Accounts invoiced under any such trade names are owned exclusively by Guarantor and are subject to the security interest of Lender and the other terms of this Agreement and (iii) all schedules of Accounts, including any sales made or services rendered using the trade name shall show Guarantor's name as assignor.

          4.3 Title to Collateral; Permitted Liens. Guarantor has good and marketable title to the Collateral. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Guarantor will at all times defend Lender and the Collateral against all claims of others. None of the Collateral which is Equipment, if any, is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Guarantor is not a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral, and no such lease now prohibits, restrains, impairs or conditions, or will prohibit, restrain, impair or condition, Guarantor's right to remove any Collateral from the leased premises. Guarantor will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

          4.4 Accounts and Chattel Paper. All Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Guarantor in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

          4.5 Investment Property. Guarantor will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner acceptable to Lender and (ii) obtain from any issuers of Investment Property and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender's exclusive control over such Investment Property. For purposes of this Section 4.5, Lender shall have exclusive control of Investment Property if (A) such Investment Property consists of certificated securities and Guarantor delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (B) such Investment Property consists of uncertificated securities and either (x) Guarantor delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by Guarantor, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by Guarantor.

          4.6 Place of Business; Location of Collateral. Guarantor's Address is Guarantor's chief executive office and the location of its books and records. In addition, except as provided in the immediately following sentence, Guarantor has places of business and Collateral located only at the locations set forth in Sections 1(d) and 1(e) of Schedule A. Guarantor will give Lender at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than Guarantor's Address or one of the locations set forth in Sections 1(d) and 1(e) of Schedule A, and will execute and deliver all financing statements and other agreements, instruments and documents which Lender shall require as a result thereof.

          4.7 Tax Returns and Payments; Pension Contributions. Guarantor has timely filed all tax returns and reports required by applicable law, and Guarantor has timely paid all applicable taxes, assessments, deposits and contributions now or in the future owed by Guarantor. Guarantor may, however, defer payment of any contested taxes; provided, that Guarantor (i) in good faith contests Guarantor's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted;
     (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with generally accepted accounting principles, consistently applied. Guarantor is unaware of any claims or adjustments proposed for any of Guarantor's prior tax years which could result in additional taxes becoming due and payable by Guarantor. Guarantor has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Guarantor has not withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of Guarantor, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency. Guarantor shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Guarantor.

          4.8 Compliance with Laws. Guarantor has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Guarantor's ownership of real or personal property, the conduct and licensing of Guarantor's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

          4.9 Litigation. Section 1(f) of Schedule A discloses all claims, proceedings, litigation or investigations pending or (to the best of Guarantor's knowledge) threatened against Guarantor. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of Guarantor's knowledge) threatened by or against or affecting Guarantor in any court or before any governmental agency (or any basis therefor known to Guarantor) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Guarantor, or in any material impairment in the ability of Guarantor to carry on its business in substantially the same manner as it is now being conducted. Guarantor will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Guarantor.

          4.10 Insurance. Guarantor will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Guarantor will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance satisfactory to Lender. All policies of insurance shall provide that they may not be canceled or changed without at least thirty (30) days' prior written notice to Lender, shall contain breach of warranty coverage, and shall otherwise be in form and substance satisfactory to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Obligations (whether or not then due or payable) as Lender shall determine in its sole discretion. Guarantor will promptly deliver to Lender copies of all reports made to insurance companies.

          4.11 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to Guarantor, Guarantor shall, without expense to Lender, make available Guarantor and its officers, employees and agents, and Guarantor's books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

          4.12 Maintenance of Collateral, Etc. Guarantor will not use the Collateral for any unlawful purpose. Guarantor will immediately advise Lender in writing of any material loss or damage to the Collateral and of any investigation, action, suit, proceeding or claim relating to the Collateral or which may result in an adverse impact upon Guarantor's business, assets or financial condition.

          4.13 Notification of Changes. Guarantor will promptly notify Lender in writing of any material adverse change in the business or financial affairs of Guarantor or the existence of any circumstance which would make any representation or warranty of Guarantor untrue in any material respect or constitute a material breach of any covenant of Guarantor.

          4.14 Further Assurances. Guarantor agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents as Lender may request from time to time, to perfect and maintain Lender's security interests in the Collateral and to fully effectuate the transactions contemplated by this Agreement.

          4.15 Negative Covenants. Guarantor will not, without Lender's prior written consent which consent will not be unreasonably withheld, (i) merge or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person; (ii) sell or transfer any Collateral or other assets; (iii) incur any debt outside the ordinary course of business; (iv) guaranty or otherwise become liable with respect to the obligations of another party or entity; (v) dissolve or elect to dissolve; (vi) pay any principal or interest on any indebtedness owing to an Affiliate, (vii) enter into any transaction with an Affiliate other than on arms-length terms; or (viii) agree to do any of the foregoing.

5.        RELEASE AND INDEMNITY.

          5.1 Release. Guarantor hereby releases Lender and its Affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from gross negligence or willful misconduct. However, in no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages.

          5.2 Indemnity. Guarantor hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or the other Loan Documents or any of the Obligations, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Guarantor or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of the Released Parties). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this
     Section 5.2 shall survive any termination of this Agreement.

6.        EVENTS OF DEFAULT AND REMEDIES.

          6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreements is referred to herein as an "Event of Default".

          6.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Guarantor), may do any one or more of the following: (i) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations; (ii) take possession of any or all of the Collateral wherever it may be found, and for that purpose Guarantor hereby authorizes Lender, without judicial process, to enter onto any of Guarantor's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain (or cause a custodian to remain) on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, Guarantor hereby irrevocably waives (A) any bond and any surety or security relating thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iii) require Guarantor to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and Guarantor, and to remove the Collateral to such locations as Lender may deem advisable; (iv) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use Guarantor's premises, vehicles and other Equipment and all other property without charge; (v) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a "Sale"), and to adjourn any such Sale from time to time without notice other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on Guarantor's premises without charge, for such times as Lender deems reasonable, on Lender's premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and (C) any Sale of Collateral shall not relieve Guarantor of any liability Guarantor may have if any Collateral is defective as to title, physical condition or otherwise at the time of sale); (vi) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, Guarantor irrevocably authorizes Lender to endorse or sign Guarantor's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to Guarantor and remove therefrom payments made with respect to any item of Collateral or proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (vii) demand and receive possession of any of Guarantor's federal and state income tax returns and the books and records utilized in the preparation thereof or relating thereto. In addition to the rights and remedies set forth above, Lender shall have all the other rights and remedies accorded a secured party after default under the UCC and under all other applicable laws, and under any other Loan Document, and all of such rights and remedies are cumulative and non-exclusive. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed. If notice of any sale or other disposition of Collateral is required by law, notice at least ten (10) days prior to the sale designating the time and place of sale in the case of a public sale or the time after which any private sale or other disposition is to be made shall be deemed to be reasonable notice, and Guarantor waives any other notice.

          6.3 Application of Proceeds. Subject to any application required by law, all proceeds realized as the result of any Sale shall be applied by Lender to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Guarantor or other persons legally entitled thereto; but Guarantor shall remain liable to Lender for any deficiency. If Lender, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

7.        GENERAL PROVISIONS.

          7.1 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service or by certified mail return receipt requested, addressed to Lender or Guarantor at the address shown in the heading to this Agreement, or by facsimile to the facsimile number shown in Section 1(i) of Schedule A, or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this
     Section 7.1. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

          7.2 Severability. If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

          7.3 Integration. This Agreement and the other Loan Documents to which Guarantor is a party represent the final, entire and complete agreement between Guarantor and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH GUARANTOR IS A PARTY.

          7.4 Waivers. The failure of Lender at any time or times to require Guarantor to strictly comply with any of the provisions of this Agreement or any other Loan Documents to which Guarantor is a party shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Guarantor. Guarantor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which Guarantor is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

          7.5 Amendment. The terms and provisions of this Agreement may not be amended or modified except in a writing executed by Guarantor and a duly authorized officer of Lender.

          7.6 Time of Essence. Time is of the essence in the performance by Guarantor of each and every obligation under this Agreement and the other Loan Documents.

          7.7 Attorneys Fees and Costs. Guarantor shall reimburse Lender for all reasonable attorneys' and paralegals' fees (including in-house attorneys and paralegals employed by Lender) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement, including all reasonable attorneys' fees and costs Lender incurs to prepare and negotiate this Agreement and the other Loan Documents which are not paid by Borrowers; to obtain legal advice in connection with this Agreement and the other Loan Documents or Guarantor or any Obligor; to administer this Agreement and the other Loan Documents (including the cost of periodic financing statement, tax lien and other searches conducted by Lender); to enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; to commence, intervene in, or defend any action or proceeding; to initiate any complaint to be relieved of the automatic stay in bankruptcy; to file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; to examine, audit, copy, and inspect any of the Collateral or any of Guarantor's books and records; to protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interests in, the Collateral; and to otherwise represent Lender in any litigation relating to Guarantor. If either Lender or Guarantor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate set forth in the Loan Agreements.

          7.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Guarantor and Lender; provided, that Guarantor may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Guarantor from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents, and to sell participating interests therein, to one or more other Persons, and Guarantor agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation.

          7.9 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience. Guarantor and Lender acknowledge that the headings may not describe completely the subject matter of the applicable Sections or subsections, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Guarantor under any rule of construction or otherwise.

          7.10 GOVERNING LAW; CONSENT TO FORUM, ETC. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS IN NEW YORK OR THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. GUARANTOR ALSO AGREES THAT ANY CLAIM OR DISPUTE BROUGHT BY GUARANTOR AGAINST LENDER PURSUANT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS OF NEW YORK. EACH OF LENDER AND GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 7.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF BORROWER OR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY BORROWER OR LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

          7.11 WAIVER OF JURY TRIAL, ETC. GUARANTOR WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR GUARANTOR, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (ii) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING
     THERETO,  EXCEPT  FOR  COMPULSORY  COUNTERCLAIMS;  (iii)  NOTICE  PRIOR  TO
     LENDER'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH GUARANTOR. GUARANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, Guarantor and Lender have signed this Agreement as of the date set forth in the heading.

Guarantor:                                Lender:

NORTHWEST TELEPRODUCTIONS/                NATIONSCREDIT COMMERCIAL CORPORATION,
KANSAS CITY, INC.                         THROUGH ITS NATIONSCREDIT COMMERCIAL
FUNDING DIVISION


By  /s/ Phillip A. Staden                 By  /s/ Robert Bellish
Its  Chief Financial Officer              Its Authorized Signatory

                                   Schedule A

                          Description of Certain Terms

     This Schedule is an integral part of the Security Agreement between NORTHWEST TELEPRODUCTIONS/KANSAS CITY, INC. and NATIONSCREDIT COMMERCIAL CORPORATION, THROUGH ITS NATIONSCREDIT COMMERCIAL FUNDING DIVISION (the "Agreement").



1.  Guarantor Information:
    (a)    Prior Names of Guarantor:             Northwest Teleproductions/
                                                 Chicago, Inc.
    (b)    Prior Trade Names of Guarantor:       None
    (c)    Existing Trade Names of Guarantor:    None
    (d)    Inventory Locations:                  None
    (e)    Other Locations:                      4000 West 76th Street
                                                 Minneapolis, Minnesota  55435
    (f)    Litigation:                           None
    (g)    Ownership of Guarantor:               Wholly-owned subsidiary of
                                                 Northwest Teleproductions, Inc.
    (h)    Subsidiaries (and ownership thereof): None
    (i)    Facsimile Numbers:
           Guarantor:                            (612) 837-4735
           Lender:                               (212) 597-1666

2.  Limitations of Liens:
    (a)    Limitation of Purchase Money           not applicable
           Security Interests:
    (b)    Limitation on Equipment Leases:        not applicable

     IN WITNESS WHEREOF, Guarantor and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.


Guarantor:                                Lender:

NORTHWEST TELEPRODUCTIONS/                NATIONSCREDIT COMMERCIAL CORPORATION,
KANSAS CITY, INC.                         THROUGH ITS NATIONSCREDIT COMMERCIAL
                                          FUNDING DIVISION

By /s/ Phillip A. Staden                  By /s/ Robert Bellish
Its C.F.O.                                Its Authorized Signatory